99.1 Press Release

UTEK and Manakoa Announce the Renewal of Their Strategic Alliance

TAMPA, Fla. & KENNEWICK, Wash.--(BUSINESS WIRE)--July 3, 2006--UTEK Corporation (AMEX:UTK - News; LSE-AIM: UTK), a specialty finance company focused on technology transfer, and Manakoa Services Corporation (OTCBB: MKOS - News), a developer and supplier of security marking technology for high-value products and brand names that are under siege by counterfeiters, are pleased to announce that they have renewed their strategic alliance agreement.

“We are enthusiastic about renewing our strategic alliance with UTEK, which we believe will enable us to identify synergistic technology acquisition opportunities related to security solutions and services," said James C. Katzaroff, Chief Executive Officer of Manakoa.

"UTEK looks forward to continuing to work with Manakoa to identify potential technology acquisition opportunities that fit its strategic vision," commented Doug Schaedler, Chief Operating Officer of UTEK.

About Manakoa Services Corporation
Manakoa is a developer and supplier of security marking technology for high-value products and brand names that are under siege by counterfeiters. Manakoa also provides risk management consulting through track and trace technologies that provides brand owners with manufacturing source authentication and tracking through their entire distribution chain, from point of manufacture to the final destination. Manakoa's security solutions offer their clients state-of-the-art technology to assure safe, secure, and traceable chain of custody throughout their worldwide network. For more information on Manakoa, please visit its website at www.Manakoa.com.

About UTEK Corporation
UTEK® is a specialty finance company focused on technology transfer. UTEK enables companies to acquire innovative technologies from universities and research laboratories worldwide. UTEK facilitates the identification and then finances the acquisition of external technologies for clients in exchange for their equity securities. This unique process is called U2B®. In addition to its U2B® service, UTEK offers companies the tools to search, analyze and manage university intellectual properties. UTEK is a business development company with operations in the United States, United Kingdom and Israel. For more information about UTEK, please visit its website at www.utekcorp.com.

Forward-Looking Statements
Certain matters discussed in this press release are "forward-looking statements." These forward-looking statements can generally be identified as such because the context of the statement will include words, such as UTEK or Manakoa "expects," "should," "believes," "anticipates" or words of similar import. Similarly, statements that describe UTEK's or Manakoa's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK or Manakoa, as appropriate, and the valuation of UTEK's investment portfolio, which could cause actual results to differ materially from those currently anticipated. Although UTEK and Manakoa believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, they cannot give any assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and both UTEK and Manakoa do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK's operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK's dependence on the performance of companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these and other factors, current results may not be indicative of UTEK's future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK's filings with the Securities and Exchange Commission.

Contact:
UTEK Corporation:
Tania Bernier, 813-754-4330, ext. 223 (USA)
www.utekcorp.com
or
Consulting for Strategic Growth 1
Stan Wunderlich, 800-625-2236 (USA)
or
Bankside Consultants (UK)
Steve Liebmann or Simon Bloomfield, + 44 (0) 20-7367-8883
or
Manakoa Services Corporation
James C. Katzaroff, 509-736-7000
www.Manakoa.com